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                                                                  EXHIBIT 23(a)

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated, pertaining to the Comerica Incorporated 1999 Discretionary Director Fee Deferral Plan, of our report dated January 18, 2000, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP





October 16, 2000
Detroit, Michigan